UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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The Allied Defense Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The Allied Defense Group, Inc.
For More Information, Contact:
Maria Walker
Investor Relations
703-847-5268
THE ALLIED DEFENSE GROUP ANNOUNCES COMPLETION OF
ASSET SALE TO CHEMRING
VIENNA, Virginia, September 1, 2010 — The Allied Defense Group, Inc. (NYSE Amex: ADG) announced that it completed the previously announced sale of substantially all of its assets to Chemring. Chemring paid approximately $59.6 million in cash and assumed certain specified liabilities in exchange for all of the capital stock of Mecar sprl (formerly Mecar SA), a wholly owned subsidiary of ADG, and substantially all of the assets of Mecar USA, Inc., another wholly owned subsidiary of ADG.
ADG has no significant operating assets as a result of the asset sale. As previously announced, ADG will reconvene the adjourned special meeting of its stockholders at 10:00 a.m. on September 30, 2010 at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182 in order to vote on a proposal to dissolve ADG.
In connection with the consummation of the asset sale, the Board of Directors of ADG now consists of Major General (Ret.) John G. Meyer, Jr. and Charles S. Ream. The other directors, including CEO Major General (Ret.) John J. Marcello, resigned upon the consummation of the asset sale.
Houlihan Lokey acted as ADG’s financial advisor on the asset sale and provided ADG’s board of directors with a fairness opinion. Baxter, Baker, Sidle, Conn & Jones, P.A. and Hogan Lovells US LLP served as ADG’s legal advisors.
Additional Information and Where to Find It
This communication may be deemed to be a solicitation of proxies from the stockholders of ADG in connection with the proposed dissolution of ADG. ADG has filed a definitive proxy statement and relevant documents concerning the proposed dissolution. The proxy statement was mailed on or about July 28, 2010 to the stockholders of record as of July 26, 2010. A supplement to the proxy statement describing developments relating to the dissolution proposal was mailed to the same stockholders of record on or about August 26, 2010. Investors and security holders of ADG are urged to read the proxy statement, the proxy statement supplement and any other relevant documents filed with the SEC because they contain important information about ADG and the proposed dissolution. The proxy statement and any other documents filed by ADG with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by ADG by contacting Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, telephone number (703) 847-5268. Investors and security holders are urged to read the proxy statement, the proxy statement supplement and the other relevant materials before making any voting or investment decision with respect to the proposed asset sale.

Safe Harbor for Forward-Looking Statements
Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by ADG with the SEC.